UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 21, 2003

Date of Earliest Event Reported:  February 20, 2003

DEPARTMENT 56, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11908	13-3684956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Village Place, 6436 City West Parkway, Eden Prairie, MN  55344

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (952) 944-5600

Item 5.            Other Events.

A copy of the Company Press Release, dated February 20, 2003, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s depreciation for fiscal year 2002 was approximately $4.9 million.

Item 7.            Financial Statements and Exhibits.

                        99.1         Press Release, dated February 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPARTMENT 56, INC.

/s/ Timothy J. Schugel
Timothy J. Schugel
Executive Vice President and Chief Financial Officer

Dated: February 21, 2003

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release, dated February 20, 2003.	5